EXHIBIT 99.1

                             JOINT FILING AGREEMENT
                             ----------------------

     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the persons names below agree to the joint filing on behalf of each of them a Statement on Schedule 13D (including amendments thereto) with regard to the common stock of Clinical Data, Inc., and further agree that this Joint Filing Agreement be included as an exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this agreement as of the 14th day of November, 2003.


Date: November 14, 2003          /s/ Randal J. Kirk
                                 -----------------------------------------------
                                 Randal J. Kirk


Date: November 14, 2003          RJK, L.L.C.


                                 By: /s/ Randal J. Kirk
                                     -------------------------------------------
                                     Randal J. Kirk
                                     Manager


Date: November 14, 2003          NEW RIVER MANAGEMENT II, LP

                                 By: Third Security Capital Partners, LLC, its
                                     general partner

                                 By: Third Security, LLC, its managing member


                                 By: /s/ Randal J. Kirk
                                     -------------------------------------------
                                     Randal J. Kirk
                                     Sole Member


Date: November 14, 2003          KIRKFIELD, L.L.C.


                                 By: /s/ Randal J. Kirk
                                     -------------------------------------------
                                     Randal J. Kirk
                                     Manager


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